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                                                              EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of National Golf Properties, Inc. on Form S-8 (and related prospectus) (File No. 33-67350) and on Form S-8 (File No. 333-33775), of our report dated February 4, 1998, except for Note 14, as to which the date is December 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of National Golf Properties, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K/A.

                                          PricewaterhouseCoopers LLP

Los Angeles, California

January 22, 1999